UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): June 30, 2011
DAWSON GEOPHYSICAL COMPANY
(Exact name of Registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 W. WALL, SUITE 800 MIDLAND, TEXAS (Address of principal executive offices)	79701 (Zip code)
Registrant’s telephone number, including area code: (432) 684-3000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 30, 2011, Dawson Geophysical Company (the “Company”) restated its revolving line of credit loan agreement with Western National Bank to add a new term loan provision in order to finance the purchase of certain OYO GSR equipment which the Company had previously leased. The total amount of the term loan, which amount was fully advanced on the execution of the facility amendment, is $16,426,680.06, and represents virtually all of the purchase price for the leased equipment. No material changes were made to the revolving facility in the restatement, and total availability under the revolving facility remains $20.0 million. As of the date of this filing, no amounts were outstanding under the revolving facility.
The purchased OYO equipment consists of 14,850 OYO GSR single-channel units. As previously reported, the Company leased the OYO equipment in the first fiscal quarter, with an option to purchase the equipment using a significant portion of the lease expense applied to the purchase price. The OYO equipment is currently deployed on two of the Company’s data acquisition crews.
     Under the new term loan feature, interest will accrue on the term loan at an annual rate equal to either: (a) the 30-day London Interbank Offered Rate (“LIBOR”), plus two and one-quarter percent (2.25%), or (b) the Prime Rate, minus three-quarters percent (.75%) as the Company directs monthly, subject to an interest rate floor of four percent (4%). The term loan is subject to the same covenants as the Company’s revolving loan, including limitations on disposition of assets and mergers and reorganizations. The Company is also obligated to meet the same financial covenants with respect to the term loan as under the revolving loan, including maintaining specified ratios with respect to cash flow coverage, debt to tangible net worth, and current assets and liabilities. The Company’s obligations under the new term loan are secured by the same security interest as the revolving loan covering the Company’s accounts receivable, equipment and related collateral.
     All outstanding amounts owed under the term loan will become due and payable no later than the maturity date of June 30, 2014, and are subject to acceleration upon the occurrence of events of default which the Company considers usual and customary for an agreement of this type, including failure to make payments under the loan agreement, non-performance of covenants and obligations or insolvency or bankruptcy (as described in the loan agreement).
     The foregoing description of the term loan does not purport to be complete and is qualified in its entirety by reference to the Revolving Line of Credit and Term Loan Agreement and the Security Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 to this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Revolving Line of Credit and Term Loan Agreement, dated as of June 30, 2011, between the Company and Western National Bank.

10.2	—	Security Agreement, dated as of June 30, 2011, between the Company and Western National Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY
Date: July 7, 2011	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	Term Loan Agreement, dated as of June 30, 2011, between the Company and Western National Bank.

10.2	—	Security Agreement, dated as of June 30, 2011, between the Company and Western National Bank.

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